UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2016

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 10, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Geron Corporation (the “Company”) approved: (a) annual base salaries for 2016 and (b) cash performance bonuses for 2015 for the following principal financial officer and named executive officers of the Company:

Name and Current Position	Salary Increase (%)	Salary Increase ($)	2016 Base Salary	2015 Cash Bonus
Olivia K. Bloom, Executive Vice President, Finance, Chief Financial Officer and Treasurer	3%	$11,250	$387,200	$174,253
Melissa Kelly Behrs, Executive Vice President, Business Development and Portfolio & Alliance Management	3%	$10,840	$373,400	$172,941
Andrew J. Grethlein , Ph.D., Executive Vice President, Development and Technical Operations	3%	$11,730	$402,100	$180,937
Stephen N. Rosenfield, J.D., Executive Vice President, General Counsel and Corporate Secretary	3%	$9,640	$331,000 (1)	$148,950
____________________

(1) Reflects Mr. Rosenfield’s continued employment by the Company at 80% time.

On February 11, 2016, the Board approved the annual base salary for 2016 and cash performance bonus for 2015 for the following principal executive officer:

Name and Current Position	Salary Increase (%)	Salary Increase ($)	2016 Base Salary	2015 Cash Bonus
John A. Scarlett, M.D., President, Chief Executive Officer and Director	3%	$18,105	$622,200	$362,457

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: February 12, 2016	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary